Exhibit 23.1

[LETTERHEAD OF PRICEWATERHOUSECOOPERS]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our reports dated March 8, 2007 and March 22, 2006 relating to the financial statements, which appear in Navios Maritime Holdings Inc.’s Annual Report on Form 20-F for the year ended December 31, 2006. We also consent to the reference to us under the heading ‘‘Experts’’ in such Registration Statement.

/s/ PricewaterhouseCooper S.A.
PricewaterhouseCoopers S.A.
Athens, Greece
April 4, 2007